UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 18, 2009

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PECO II, Inc.

(Exact name of registrant as specified in its charter)

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Ohio	000-31283	34-1605456
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1376 State Route 598, Galion, Ohio  44833

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:       (419) 468-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On May 18, 2009, PECO II, Inc. (the “Company”) and Delta Electronics, Inc. (“DEI”) entered into a supply agreement (the “Supply Agreement”) under which DEI granted the Company the right to purchase and incorporate modules and other components into the Company’s telecommunications systems and to market, promote, sell, and distribute the modules and other DEI technology. DEI is an affiliate of Delta Products Corporation (“Delta”) and Delta International Holding Ltd. (“DIH”), which are affiliates of the Company as a result of DIH’s level of ownership in the Company and Delta’s ability to designate a nominee to the Company’s Board of Directors.

The Supply Agreement also provides that the Company and DEI expect to collaborate on developing additional technology with respect to system-level design and component-level design. The term of the Supply Agreement is through December 31, 2010. The Supply Agreement terminated and superseded a similar predecessor supply agreement that was set to expire on September 28, 2009. The foregoing description of the Supply Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the Supply Agreement. A copy of the Supply Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02

Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

John G. Heindel, the Company’s Chairman, President and Chief Executive Officer, proposed that his base salary, which is currently $260,000 on an annual basis, be reduced by 10% to $234,000. Furthermore, Mr. Heindel proposed that $35,000 of his base salary earned for the period between June 1, 2009, and December 31, 2009, be payable in that number of shares of restricted stock of the Company that equals $35,000 based on the closing price of a share of the Company’s common stock on May 19, 2009. The Compensation/Nominating Committee approved the proposal and, as a result, the Company and Mr. Heindel agreed on May 19, 2009, that his base salary for the period beginning on June 1, 2009, and ending on December 31, 2009, will be payable as follows:

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That amount of shares of the Company’s common stock equal to $35,000 divided by the closing price of the Company’s common shares on May 19, 2009 (the “Restricted Stock”), vesting in seven equal installments, each of which will vest on the last day of each month beginning June 30, 2009, and ending December 31, 2009; and

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The remainder of his base salary for such period will be payable in cash in accordance with normal payroll practices.

On May 19, 2009, the Compensation/Nominating Committee of the Board of Directors of the Company approved and adopted the Company’s Non-Equity Incentive Compensation Plan for the fiscal year ending December 31, 2009 (the “2009 IC Plan”). A description of the material terms of the 2009 IC Plan with respect to the Company’s “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
10.1	Supply Agreement, dated May 18, 2009, between the Company and DEI*
10.2	Description of the Material Terms of PECO II, Inc.’s Non-Equity Incentive Compensation Plan for Fiscal 2009

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*

We have requested that the Securities and Exchange Commission give confidential treatment to portions of this exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PECO II, Inc.

Date: May 22, 2009	By:	/s/ JOHN G. HEINDEL
John G. Heindel
Chairman of the Board, President,
Chief Executive Officer, Chief
Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Supply Agreement, dated May 18, 2009, between the Company and DEI*
10.2	Description of the Material Terms of PECO II, Inc.’s Non-Equity Incentive Compensation Plan for Fiscal 2009

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*

We have requested that the Securities and Exchange Commission give confidential treatment to portions of this exhibit.